                                  Exhibit 99.1
                                  ------------

CONTACT:    Leonard Carr
            Sr. Vice President
            713-783-8200
            lcarr@tidelmail.com

FOR IMMEDIATE RELEASE

        TIDEL CEO TAKES LEAVE OF ABSENCE; LEVENICK APPOINTED INTERIM CEO

HOUSTON,  Texas -- February 5, 2002 -- Tidel Technologies,  Inc. (Nasdaq:  ATMS)
today announced that James T. Rash, its Chairman, CEO and CFO, has taken a leave of absence for personal  health  reasons.  The Board of Directors  has appointed
Mark K.  Levenick,  COO of Tidel,  to the position of Interim CEO. The Company's
Audit Committee, chaired by Raymond P. Landry, will provide additional oversight for various financial responsibilities during Mr. Rash's absence.

Tidel Technologies, Inc. is a manufacturer of automated teller machines and cash security equipment  designed for specialty retail marketers.  To date, Tidel has sold more than 30,000  retail ATMs and 115,000  retail cash  controllers  in the
U.S. and 36 other countries. More information about the company and its products may be found on the Internet at www.tidel.com.

"Safe Harbor" disclaimer under the Private  Securities  Litigation Reform Act of
1995:  This  press  release  contains  forward-looking   statements,   including
statements as to anticipated or expected results, beliefs,  opinions, and future financial  performance.  The  forward-looking  statements  are based on  current expectations and assumptions and involve risks and uncertainties  that may cause the company's  actual  experience to differ  materially  from that  anticipated.
Estimates  are  based on  reliable  information  and past  experience.  However, operating  results are affected by a wide variety of factors,  many of which are beyond the control of the company.  Factors include, but are not limited to, the levels of orders which are  received  and can be shipped in a quarter;  customer order patterns and  seasonality;  costs of labor,  raw  materials,  supplies and equipment;  technological  changes;  competition  and  competitive  pressures on
pricing;   and  economic   conditions  in  the  United  States  and   worldwide.
Additionally,  factors  and risks  affecting  operating  results  include  those described in the company's  registration  statements and periodic  reports filed with the U.S. Securities and Exchange Commission.